Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

Transcat Reports Strong Fiscal Second Quarter 2026 Financial Results with Double-Digit Revenue & Gross Profit Growth

●	Q2’26 Adjusted EBITDA* Increased 37% to $12.1 Million Driven by 21% Revenue Growth

●	Q2’26 Service Revenue Increased 20% to $52.8 Million

●	Q2’26 Distribution Revenue Grew 24% to $29.4 Million on Increased Demand for Rentals

●	Q2 '26 Distribution Gross Margin Expanded 530 Basis Points to 33.2%

●	Management to Host Conference Call Today at 4:30 p.m. Eastern Time

ROCHESTER, NY, November 3, 2025 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leader in test measurement, control and calibration, has reported its financial and operational results for its fiscal second quarter ended September 27, 2025 (the “second quarter”) of fiscal year 2026.

Management Commentary

"Transcat had another strong quarter of revenue and Adjusted EBITDA* performance driven by double-digit service revenue growth and continued high demand in our rentals channel,” commented Lee D. Rudow, President and CEO. “Distribution revenue grew 24% in the quarter with gross margin expansion of 530bps versus the prior year driven by the strategic mix increase of higher-margin rentals. Focused execution of our strategic plan, including effective acquisition integration, enabled 37% growth of Adjusted EBITDA*. Healthy first quarter, and now, second quarter results demonstrate the strength of our diversified portfolio to deliver strong financial performance despite economic headwinds."

"We continue to strengthen the company for the future and improve our long-term competitive position. We are extremely pleased with the initial results of our most recent acquisition, Essco Calibration. We believe Essco is a perfect fit for the calibration service portfolio and demonstrates our ability to attract and acquire highly sought-after calibration companies that expand our capabilities, geographic reach, and contribute to long-term Service organic growth. We expect continued strong results from Essco, along with Martin Calibration (acquired Q3 Fiscal 2025), leveraging sales synergies with Transcat."

"Looking forward, uncertainty in the macro environment remains a challenge, but we are optimistic given the recent positive developments with the U.S. and trading partners around the globe. Our diversified portfolio of products and services combined with the ability to execute against strategic priorities will differentiate Transcat in fiscal 2026 and beyond. We expect continued service revenue growth, benefiting from a larger presence in the New England and Midwest markets, and improving service organic revenue. We expect a return to high single-digit service organic revenue growth in the second half of Fiscal 2026, barring any increased economic uncertainty. We believe the combination of our talented team, portfolio differentiation, and strong financial profile positions us well to drive sustainable, long-term shareholder value."

* See Note 1 on page 5 for a description of the non-GAAP financial measure and page 10 for the reconciliation table.

Second Quarter Fiscal 2026 Review
(Results are compared with the second quarter of the fiscal year ended March 29, 2025 (“fiscal 2025”))

($ in thousands)			Change
	FY26 Q2	FY25 Q2	$	%
Service Revenue	$52,836	$44,083	$8,753	19.9%
Distribution Revenue	29,436	23,743	5,693	24.0%
Revenue	$82,272	$67,826	$14,446	21.3%

Gross Profit	$26,762	$21,206	$5,556	26.2%
Gross Margin	32.5%	31.3%

Operating Income	$3,505	$3,735	$(230)	(6.2)%
Operating Margin	4.3%	5.5%

Net Income	$1,269	$3,286	$(2,017)	(61.4)%
Net Margin	1.5%	4.8%

Adjusted Net Income*	$4,155	$4,827	$(672)	(13.9)%
Adjusted Net Margin*	5.1%	7.1%

Adjusted EBITDA*	$12,115	$8,861	$3,254	36.7%
Adjusted EBITDA* Margin	14.7%	13.1%

Diluted EPS	$0.14	$0.35	$(0.21)	(60.0)%

Adjusted Diluted EPS*	$0.44	$0.52	$(0.08)	(15.4)%

Consolidated revenue was $82.3 million, an increase of $14.4 million or 21.3%, driven by growth in both service and distribution segments. Consolidated gross profit was $26.8 million, an increase of $5.6 million, or 26.2%, while gross margin increased 120bps when compared to the prior year period.

Operating expenses were $23.3 million, an increase of $5.8 million, or 33.1%, driven by incremental expenses from acquired businesses, increased stock-based compensation expense, increased intangibles' amortization expense, and higher sales-based incentives.

Net Income was $1.3 million, and Adjusted EBITDA* was $12.1 million, which represented an increase of $3.3 million or 36.7%, driven by strong revenue growth. Earnings per diluted share were $0.14 compared to $0.35 last year. Adjusted Diluted Earnings Per Share* were $0.44 versus $0.52 last year.

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Service segment second quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (64.2% of total revenue for the second quarter of fiscal 2026).

($ in thousand)			Change
	FY26 Q2	FY25 Q2	$	%
Service Segment Revenue	$52,836	$44,083	$8,753	19.9%
Gross Profit	$16,993	$14,591	$2,402	16.5%
Gross Margin	32.2%	33.1%

Operating Income	$920	$3,704	$(2,784)	(75.2)%
Operating Margin	1.7%	8.4%

Adjusted Operating Income*	$7,124	$6,624	$500	7.5%
Adjusted Operating Margin*	13.5%	15.0%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted Operating Income Reconciliation tables. To distinguish between the two non-GAAP measures, the segment non-GAAP results are labeled "Adjusted Operating Income". The calculation did not change.

Service segment revenue was $52.8 million, an increase of $8.8 million or 19.9%, and included $9.8 million of incremental revenue from acquisitions. The segment gross margin was 32.2%, a decrease of 90bps from the prior year.

Distribution segment second quarter results

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (35.7% of total revenue for the second quarter of fiscal 2026).

($ in thousands)			Change
	FY26 Q2	FY25 Q2	$	%
Distribution Segment Revenue	$29,436	$23,743	$5,693	24.0%
Gross Profit	$9,769	$6,615	$3,154	47.7%
Gross Margin	33.2%	27.9%

Operating Income	$2,585	$31	$2,554	N/M
Operating Margin	8.8%	0.1%

Adjusted Operating Income*	$4,990	$2,237	$2,753	123.1%
Adjusted Operating Margin*	17.0%	9.4%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted Operating Income Reconciliation tables. To distinguish between the two non-GAAP measures, the segment non-GAAP results are labeled "Adjusted Operating Income". The calculation did not change.

Distribution segment revenue was $29.4 million, which represented an increase of $5.7 million or 24.0%, driven by growth in rentals and products. Distribution segment gross margin was 33.2%, an increase of 530 bps due to robust performance in higher-margin rentals.

Balance Sheet and Cash Flow Overview

On September 27, 2025, the Company had $5.1 million in cash and cash equivalents on hand and $38.1 million available for borrowing, subject to covenant restrictions, under its secured revolving credit facility. Total debt increased during the quarter, resulting primarily from the Essco acquisition, and was $111.9 million as of September 27, 2025, versus $32.7 million on March 29, 2025. On July 29, 2025, Transcat announced a new 5-Year $150 million syndicated secured credit facility with M&T Bank and included additional lenders, Wells Fargo Bank, N.A. and Bank of America, replacing its existing $80 million credit facility with M&T and payoff of the term debt. The Company’s leverage ratio, as defined in the credit agreement, was 2.26 on September 27, 2025, compared with 0.78 on March 29, 2025.

Tom Barbato, Transcat’s Chief Financial Officer, added, “We were pleased to close the Essco Calibration deal in the second quarter. Essco was a coveted calibration company that is highly synergistic and fulfills all our strategic acquisition drivers by expanding geographic reach, increasing capabilities, and leveraging existing infrastructure. Second quarter Adjusted EBITDA* grew 37% with 160bps margin expansion as both segments experienced double-digit revenue growth. The expanding Adjusted EBITDA* margin will drive a lower leverage ratio in subsequent quarters.”

* See Note 1 on page 5 for a description of the non-GAAP financial measure and page 10 for the reconciliation table.

Fiscal Second Quarter 2026 Results Webcast and Conference Call

Transcat will host a conference call and webcast on Monday, November 3, 2025, at 4:30 p.m. ET.  Management will review the financial and operating results for the second quarter, as well as the Company’s strategy and outlook. A question-and-answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (203) 518-9708. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

Monday, November 3, 2025

4:30 p.m. Eastern Time

Dial-in – Toll-Free US / Canada: (800) 225-9448

Dial-in – Toll / International: (203) 518-9708

Conference ID: TRANSCAT (THIS CONFERENCE ID WILL BE REQUIRED FOR ENTRY)

Webcast and accompanying slide presentation:

https://viavid.webcasts.com/starthere.jsp?ei=1738343&tp_key=f23bde3eca

A telephonic replay will be available from 8:30 p.m. ET on the day of the conference call through Monday, November 10, 2025. To listen to the archived call, dial (844) 512-2921 from the US or Canada, or (412) 317-6671 from international locations, and enter conference ID number 11160191 or access the webcast replay at https://www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income and net margin, U.S. generally accepted accounting principle (“GAAP”) measures, we present Adjusted Net Income (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, and acquisition amortization of backlog) and Adjusted net margin (Adjusted Net Income divided by revenue), which are non-GAAP measures. The Company’s management believes Adjusted net income and Adjusted net margin are important measures of operating performance because the measures provide a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. As such, the Company uses Adjusted Net Income and Adjusted net margin as measures of performance when evaluating its business segments and as a basis for planning and forecasting.

In addition to reporting net income and net margin, GAAP measures, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, and acquisition related transaction expenses) and Adjusted EBITDA margin (Adjusted EBITDA divided by revenue), which are non-GAAP measures. The Company’s management believes Adjusted EBITDA and Adjusted EBITDA margin are important measures of operating performance because the measures allow management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA and Adjusted EBITDA margin as measures of performance and as a basis for planning and forecasting.

In addition to reporting operating income, a GAAP measure, we present Adjusted Operating Income (operating income plus depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses and contingent consideration adjustments), which is a non-GAAP measure. The Company’s management believes Adjusted Operating Income is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by excluding items that we do not believe are indicative of our core operating performance. As such, the Company uses Adjusted Operating Income as a measure of performance when evaluating its business segments.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, and acquisition amortization of backlog; divided by the average diluted shares outstanding during the period), which is a non-GAAP measure. Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted Net Income, Adjusted Net Income margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income, and Adjusted Diluted Earnings Per Share are not measures of financial performance under GAAP and are not calculated through the application of GAAP. As such, the measures should not be considered as a substitute or alternative for the GAAP measures of Net Income, Operating Income and Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the related GAAP measures. Adjusted Net Income, Adjusted Net Income margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Operating Income, and Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the related GAAP measure and may not be comparable to similarly defined non-GAAP measures used by other companies. See pages 10-12 for the reconciliation tables.

About Transcat

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, Cost, Control and Optimizations services, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “focus,” "look forward," “may,” “plan,” “outlook,” “potential,” “strategy,” “will,” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America
Phone: (949) 491-8235

TRNS@mzgroup.us

www.mzgroup.us

FINANCIAL TABLES FOLLOW.

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
	September 27,	September 28,	September 27,	September 28,
	2025	2024	2025	2024

Service Revenue	$52,836	$44,083	$101,980	$87,861
Distribution Revenue	29,436	23,743	56,716	46,672
Total Revenue	82,272	67,826	158,696	134,533

Cost of Service Revenue	35,843	29,492	68,778	58,387
Cost of Distribution Revenue	19,667	17,128	37,335	32,285
Total Cost of Revenue	55,510	46,620	106,113	90,672

Gross Profit	26,762	21,206	52,583	43,861

Selling, Marketing and Warehouse Expenses	10,627	8,181	20,142	15,982
General and Administrative Expenses	12,630	9,290	23,598	19,045
Total Operating Expenses	23,257	17,471	43,740	35,027

Operating Income	3,505	3,735	8,843	8,834

Interest Expense	1,269	76	1,720	128
Interest Income	(5)	(286)	(16)	(598)
Other Expense	212	232	545	363
Total Interest and Other Expense/(Income), net	1,476	22	2,249	(107)

Income Before Provision For Income Taxes	2,029	3,713	6,594	8,941
Provision for Income Taxes	760	427	2,064	1,247

Net Income	$1,269	$3,286	$4,530	$7,694

Basic Earnings Per Share	$0.14	$0.36	$0.49	$0.84
Basic Average Shares Outstanding	9,321	9,160	9,319	9,107

Diluted Earnings Per Share	$0.14	$0.36	$0.48	$0.84
Diluted Average Shares Outstanding	9,399	9,282	9,392	9,222

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	September 27,	March 29,
	2025	2025
ASSETS
Current Assets:
Cash and Cash Equivalents	$5,082	$1,517
Accounts Receivable, less allowance for credit losses of $789 and $659 as of September 27, 2025 and March 29, 2025, respectively	62,573	55,941
Other Receivables	638	373
Inventory	13,065	14,483
Prepaid Expenses and Other Current Assets	4,387	5,695
Total Current Assets	85,745	78,009
Property and Equipment, net	58,127	50,024
Goodwill	218,362	176,928
Intangible Assets, net	85,172	54,777
Right to Use Assets	35,495	24,345
Other Assets	1,986	1,159
Total Assets	$484,887	$385,242

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$15,374	16,755
Accrued Compensation and Other Current Liabilities	19,931	15,466
Current Portion of Long-Term Debt	-	1,816
Total Current Liabilities	35,305	34,037
Long-Term Debt	111,885	30,892
Deferred Tax Liabilities, net	9,297	9,286
Lease Liabilities	31,898	21,395
Other Liabilities	1,085	2,752
Total Liabilities	189,470	98,362

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 9,327,667 and 9,315,840 shares issued and outstanding as of September 27, 2025 and March 29, 2025, respectively	4,664	4,658
Capital in Excess of Par Value	194,534	191,167
Accumulated Other Comprehensive Loss	(747)	(1,469)
Retained Earnings	96,966	92,524
Total Shareholders' Equity	295,417	286,880
Total Liabilities and Shareholders' Equity	$484,887	$385,242

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Six Months Ended
	September 27,	September 28,
	2025	2024
Cash Flows from Operating Activities:
Net Income	$4,530	$7,694
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss on Disposal of Property and Equipment	77	43
Noncash Lease Expense	2,034	1,373
Deferred Income Taxes	11	6
Depreciation and Amortization	12,092	8,513
Amortization of Deferred Financing Costs	26	-
Provision for Accounts Receivable and Inventory Reserves	258	108
Stock-Based Compensation Expense	2,970	1,623
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	(3,550)	1,746
Inventory	1,798	2,597
Prepaid Expenses and Other Current Assets	1,039	(1,918)
Accounts Payable	(1,573)	1,525
Accrued Compensation and Other Current Liabilities	(3,757)	(4,621)
Income Taxes Payable	549	(2,930)
Net Cash Provided by Operating Activities	16,504	15,759

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(9,030)	(7,633)
Business Acquisitions, net of cash acquired	(82,526)	(15,858)
Sales of Marketable Securities	-	15,533
Net Cash Used in Investing Activities	(91,556)	(7,958)

Cash Flows from Financing Activities:
Proceeds From Revolving Credit Facility	181,078	-
Repayment of Revolving Credit Facility	(100,084)	-
Repayments of Term Loan	(1,816)	(1,158)
Payments of Deferred Financing Costs	(366)	-
Issuance of Common Stock, net of direct costs	491	838
Repurchase of Common Stock	(110)	(3,026)
Net Cash Provided by/(Used in) Financing Activities	79,194	(3,346)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(576)	(286)

Net Increase in Cash and Cash Equivalents	3,565	4,169
Cash and Cash Equivalents at Beginning of Period	1,517	19,646
Cash and Cash Equivalents at End of Period	$5,082	$23,815

TRANSCAT, INC.
Adjusted EBITDA and Operating Income Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2026
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,261	$1,269	-	-	$4,530
+ Interest Expense, Net	440	1,264	-	-	1,704
+ Tax Provision	1,304	760	-	-	2,064
+ Depreciation & Amortization	5,605	6,487	-	-	12,092
+ Transaction Expenses	28	496	-	-	524
+ Non-cash Stock Compensation	1,130	1,839	-	-	2,969
Adjusted EBITDA*	$11,768	12,115	-	-	$23,883

Segment Breakdown

Service Operating Income	$2,567	$920	-	-	$3,487
+ Depreciation & Amortization	3,763	4,562	-	-	8,325
+ Transaction Expenses	28	496	-	-	524
+ Other Expense	(230)	(155)	-	-	(385)
+ Non-cash Stock Compensation	802	1,301	-	-	2,103
Service Adjusted Operating Income*	$6,930	7,124	-	-	$14,054

Distribution Operating Income	$2,771	2,585	-		5,356
+ Depreciation & Amortization	1,842	1,925	-		3,767
+ Transaction Expenses	-	-	-		-
+ Other Expense	(103)	(58)	-		(161)
+ Non-cash Stock Compensation	329	538	-		867
Distribution Adjusted Operating Income*	$4,839	4,990	-		$9,829

TRANSCAT, INC.
Adjusted EBITDA and Operating Income Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	3,286	2,357	4,464	14,515
+ Interest Expense (Income), net	(260)	(210)	(20)	463	(27)
+ Tax Provision	820	427	772	1,792	3,811
+ Depreciation & Amortization	4,113	4,399	4,430	5,625	18,567
+ Transaction Expenses	434	32	778	33	1,277
+ Acquisition Earn-Out Adjustment	-	-	-	(835)	(835)
+ Other (Expense) / Income	-	1	(855)	30	(824)
+ Non-cash Stock Compensation	697	926	452	1,173	3,248
Adjusted EBITDA*	$10,212	$8,861	$7,914	$12,745	$39,732

Segment Breakdown

Service Operating Income	$4,091	3,704	1,412	5,976	15,183
+ Depreciation & Amortization	2,402	2,455	2,451	3,774	11,082
+ Transaction Expenses	146	-	778	11	935
+ Acquisition Earn-Out Adjustment	-	-	-	(256)	(256)
+ Other (Expense) / Income	(96)	(164)	94	(133)	(299)
+ Non-cash Stock Compensation	421	629	186	813	2,049
Service Adjusted Operating Income*	$6,964	$6,624	$4,921	$10,185	$28,694

Distribution Operating Income	$1,008	31	688	964	2,691
+ Depreciation & Amortization	1,711	1,944	1,979	1,851	7,485
+ Transaction Expense	288	32	-	22	342
+ Acquisition Contingent Consideration Adjustment	-	-	-	(579)	(579)
+ Other (Expense) / Income	(35)	(67)	60	(58)	(100)
+ Noncash Stock Compensation	276	297	266	360	1,199
Distribution Adjusted Operating Income*	$3,248	$2,237	$2,993	$2,560	$11,038

TRANSCAT, INC.
Adjusted Net Income and Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2026
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,261	1,269	-	-	4,530
+ Amortization of Intangible Assets	2,844	3,461	-	-	6,305
+ Acquisition Amortization of Backlog	-		-	-	-
+ Acquisition Deal Costs	28	496	-	-	524
+ Acquisition Stock Expense	145	226	-	-	371
+ Income Tax Effect @ 31%	(754)	(1,297)	-	-	(2,051)
Adjusted Net Income*	5,524	4,155	-	-	9,679

Diluted Average Shares Outstanding	9,389	9,399	-		9,392

Diluted Earnings Per Share	$0.35	0.14	-	-	$0.48

+ Amortization of Intangible Assets	0.30	0.37	-	-	0.67
+ Acquisition Amortization of Backlog	-	-	-	-	-
+ Acquisition Deal Costs	0.00	0.05	-	-	0.06
+ Acquisition Stock Expense	0.02	0.02	-	-	0.04
+ Income Tax Effect @ 31%	(0.08)	(0.14)	-	-	(0.22)

Adjusted Diluted Earnings Per Share*	$0.59	0.44	-	-	$1.03

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	3,286	2,357	4,464	14,515
+ Amortization of Intangible Assets	1,749	1,888	1,879	2,906	8,422
+ Acquisition Amortization of Backlog	24	4	-	-	28
+ Acquisition Deal Costs	434	33	778	34	1,279
+ Acquisition Stock Expense	234	130	(261)	141	244
+ Income Tax Effect at 25%	(610)	(514)	(599)	(770)	(2,493)
+ Acquisition Earn-Out Adjustment	-	-	-	(836)	(836)
Adjusted Net Income*	$6,239	$4,827	$4,154	$5,939	$21,159

Diluted Average Shares Outstanding	9,196	9,282	9,326	9,287	9,254

Diluted Earnings Per Share	$0.48	$0.35	$0.25	$0.48	$1.57

+ Amortization of Intangible Assets	0.19	0.21	0.21	0.31	0.91
+ Acquisition Amortization of Backlog	0.00	0.00	-	-	0.00
+ Acquisition Deal Costs	0.05	0.00	0.08	0.00	0.14
+ Acquisition Stock Expense	0.03	0.02	(0.03)	0.02	0.03
+ Income Tax Effect @ 25%	(0.07)	(0.06)	(0.06)	(0.08)	(0.27)
+ Acquisition Earn-Out Adjustment	-	-	-	(0.09)	(0.09)

Adjusted Diluted Earnings Per Share*	$0.68	$0.52	$0.45	$0.64	$2.29

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2026 Q2	FY 2025 Q2	$	%
Service Revenue	$52,836	$44,083	$8,753	19.9%
Cost of Revenue	35,843	29,492	6,351	21.5%
Gross Profit	$16,993	$14,591	$2,402	16.5%
Gross Margin	32.2%	33.1%

Selling, Marketing & Warehouse Expenses	$6,825	$4,586	$2,239	48.8%
General and Administrative Expenses	9,248	6,301	2,947	46.8%
Operating Income	$920	$3,704	$(2,784)	(75.2)%
% of Revenue	1.7%	8.4%

			Change
DISTRIBUTION	FY 2026 Q2	FY 2025 Q2	$	%
Distribution Revenue	$29,436	$23,743	$5,693	24.0%
Cost of Revenue	19,667	17,128	2,539	14.8%
Gross Profit	$9,769	$6,615	$3,154	47.7%
Gross Margin	33.2%	27.9%

Selling, Marketing & Warehouse Expenses	$3,803	$3,595	$208	5.8%
General and Administrative Expenses	3,381	2,989	392	13.1%
Operating Income	$2,585	$31	$2,554	N/M
% of Sales	8.8%	0.1%

			Change
TOTAL	FY 2026 Q2	FY 2025 Q2	$	%
Total Revenue	$82,272	$67,826	$14,446	21.3%
Total Cost of Revenue	55,510	46,620	8,890	19.1%
Gross Profit	$26,762	$21,206	$5,556	26.2%
Gross Margin	32.5%	31.3%

Selling, Marketing & Warehouse Expenses	$10,627	$8,181	$2,446	29.9%
General and Administrative Expenses	12,630	9,290	3,340	35.9%
Operating Income	$3,505	$3,735	$(230)	(6.2)%
% of Revenue	4.3%	5.5%